UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
washington, d.c. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 28, 2014

MARINE PRODUCTS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-16263	58-2572419
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2801 Buford Highway, Suite 520, Atlanta, Georgia 30329
(Address of principal executive office) (zip code)

Registrant’s telephone number, including area code: (404) 321-7910

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On February 28, 2014, Marine Products Corporation issued a press release titled “Marine Products Corporation Announces a Correction of Previously Announced Unaudited Financial Results for the Fourth Quarter and 12 Months Ended December 31, 2013,” that announced a correction of the financial results for these periods that it previously announced on January 29, 2014.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report for Completed Interim Review.

The information included in Items 2.02 and Item 9.01 of this current report is incorporated by reference into this Item 4.02. On February 26, 2014, the Audit Committee of the Board of Directors of the Company, upon the recommendation of management, concluded that the Company’s previously announced unaudited financial results for the fourth quarter and year ended December 31, 2013 contained in its press release dated January 29, 2014 and current report on Form 8-K dated January 29, 2014 should not be relied upon. The Audit Committee and the officers of the Company discussed these matters with its independent registered public accounting firm, Grant Thornton LLP.

Item 9.01 Financial Statements and Exhibits.

               (d) Exhibits.

Exhibit 99 - Press Release dated February 28, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Marine Products Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marine Products Corporation

Date: March 3, 2014	/s/ Ben M. Palmer
Ben M. Palmer
Vice President,
Chief Financial Officer and Treasurer